Exhibit 99.1

Silvergate Capital Corporation Announces Fourth Quarter and Full Year 2021 Financial Results Release Date and Conference Call
LA JOLLA, Calif., January 4, 2022 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced that it will release its fourth quarter and full year 2021 financial results before market open on Tuesday, January 18, 2022, with a conference call to follow at 11:00 a.m. (Eastern Time) the same day.

The conference call can be accessed live by dialing 1-844-200-6205, or for international callers 1-929-526-1599, and entering the access code 199002. A replay will be available starting at 1:00 p.m. (Eastern Time) on January 18, 2022 and can be accessed by dialing 1-866-813-9403, or for international callers +44-204-525-0658. The passcode for the replay is 675337. The replay will be available until 11:59 p.m. (Eastern Time) on February 1, 2022.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergate.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital currency companies and investors around the world. Silvergate is enabling the rapid growth of digital currency markets and reshaping global commerce for a digital currency future.

Investor Relations Contact
Hunter Stenback / Ashna Vasa
858-200-3782
investors@silvergate.com